Exhibit 99.1

Tidewater to Present at the Pritchard Capital Partners Energize 2009 Conference

NEW ORLEANS, January 6, 2009 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Pritchard Capital Partners Energize 2009 Conference in San Francisco, California, on Wednesday, January 14, 2009, at approximately 10:30 a.m. PST (12:30 p.m. CST). Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenter.

Tidewater Inc. owns 436 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.